Exhibit 10.19

FORM OF SECOND AMENDMENT TO SECURED PROMISSORY NOTE

THIS SECOND AMENDMENT TO SECURED PROMISSORY NOTE (the “Second Amendment”) is executed as of this March 7, 2014 (the “Effective Date”) by and between PEDEVCO CORP., a Texas corporation (“Company”), and the undersigned holder (“Holder”).  Capitalized terms used below and otherwise not defined herein shall have the meanings given to them in the Note and Warrant (each, as defined below).

W I T N E S S E T H

WHEREAS, on March 22, 2013, the Company issued a secured promissory note to the Holder (the “Note”), with a maturity date of December 31, 2013 (the “Maturity Date”), pursuant to that certain Note and Warrant Purchase Agreement, dated March 22, 2013, entered into by and among the Company, the Holder, and certain other parties thereto (the “Purchase Agreement”);

WHEREAS, on December 16, 2013, the Company and the Holder amended the Note pursuant to the First Amendment to Secured Promissory Note (the “First Amendment”) to, among other things, extend the Maturity Date to July 31, 2014, and to provide that the Note would be subordinated by the Holder to Qualified Senior Indebtedness (as defined in the First Amendment);

WHEREAS, the Company anticipates entering into a senior credit facility with indebtedness totaling in excess of $5 million (the “Senior Credit Facility”) with BAM Administrative Services LLC, as agent for certain lenders (collectively, the “Senior Lender”), in connection with the Company’s planned acquisition of certain assets in Weld and Morgan Counties, Colorado (the “Niobrara Acquisition”);

 WHEREAS, as a condition to funding the Senior Credit Facility, the Senior Lender is requiring that each holder of Notes enter into a Subordination and Intercreditor Agreement in substantially the form attached hereto as Exhibit A (the “Subordination Agreement”), which provides, among other things, that the Holder shall subordinate and defer the repayment of all indebtedness evidenced by the Note to the Senior Credit Facility, with such repayment being deferred until full payment and satisfaction of the Senior Credit Facility has been made; and

WHEREAS, the Company and the Holder desire to amend the Note to include an optional conversion feature, whereby the Holder may elect to convert up to all amounts due and owing under the Note, including outstanding and unpaid principal, Additional PIK (as defined in the First Amendment), and accrued and unpaid interest, in accordance with the terms set forth herein, upon delivery of written notice of conversion to the Company in the form attached hereto as Exhibit B (the “Conversion Notice”).

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Amendment of Note to Include New Section 2.9.  The Note shall be amended to include the following provision as new Section 2.9 thereto:

“2.9           Optional Conversion.  Notwithstanding anything to the contrary herein, at any time after  the later of (a) the Effective Date; and (b) the date the shares issuable pursuant to this Section 2.9, have been listed on the NYSE MKT, up to 100% of the outstanding and unpaid principal amount (but in increments of not less than 25% of the principal amount of the Note outstanding following the partial repayment by the Company of principal on or about January 8, 2014, if applicable), the Additional PIK (as defined in the First Amendment to this Note), and all accrued and unpaid interest under the Note (collectively, the “Conversion Amount”) shall be convertible at the option of Holder into Common Stock of the Company, upon delivery of a completed Conversion Notice to the Company.  Unless otherwise indicated, the amounts to be converted shall be converted in the following order:  (i) accrued and unpaid interest; (ii) Additional PIK; and (iii) outstanding principal.  Upon a conversion, the Holder shall receive that number of shares of the Company’s Common Stock as is determined by dividing the Conversion Amount by a conversion price (the “Conversion Price”) as follows:

           (A) prior to June 1, 2014, the Conversion Price shall be $2.15 per share; and

           (B) following June 1, 2014, the denominator used in the calculation described above shall be the greater of (i) 80% of the average of the closing price per share of the Company’s publicly traded Common Stock for the five (5) trading days immediately preceding the date of the Conversion Notice (provided that the Conversion Notice is received by the Company within one business day after the date of such Conversion Notice), as reported in The Wall Street Journal or such other source as the Company deems reliable; and (ii) $0.50 per share.

In the event that any stock split or similar event takes place, appropriate adjustment will be made to the Conversion Price. No fractional shares shall be issued upon conversion; in lieu of the Company issuing any fractional shares to Holder upon the conversion, Holder shall receive one whole share of Common Stock for any fractional interest.  Before Holder shall be entitled to convert this Note into shares of Common Stock under this section, Holder shall give written notice to the Company at its principal corporate office, of the election to convert the same pursuant to this Section (the “Notice of Conversion”) and such other documentation and confirmations as the Company, its Transfer Agent or applicable legal counsel may reasonably request or require (the “Confirmations”).  Subject to the additional restrictions above, Holder may only tender the Notice of Conversion up to four (4) times  in increments of not less than 25% of the principal amount of the Note outstanding following the partial repayment by the Company of principal on or about January 8, 2014, if applicable.  The Company or the Company’s transfer agent shall, within five (5) business days after receipt of the Notice of Conversion and the Confirmations, issue and deliver at such office to Holder a certificate or certificates for the number of shares of Common Stock to which Holder shall be entitled upon conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company).  The conversion shall be deemed to have been made immediately prior to the close of business on the date of receipt of the Notice of Conversion, and Holder shall be treated for all purposes as the record Holder of such shares of Common Stock as of such date, provided that such Conversion Notice is duly completed and correct.”

2.           Representations and Warranties.

a.           The Company has the requisite corporate power and authority to enter into and perform this Second Amendment in accordance with the terms hereof.  The execution, delivery and performance of this Second Amendment by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, no further consent or authorization of the Company, its Board of Directors, stockholders or any other third party is required.  When executed and delivered by the Company, this Second Amendment shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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b.           With respect to the issuance of the any shares of Common Stock pursuant to the conversion provisions set forth in Section 1 hereof, the Holder reissues and certifies the representations and warranties made by the Holder to the Company in Section 4 of the Purchase Agreement, including, but not limited to, Section 4.1 (“Business and Financial Experience”), Section 4.2 (“Investment Intent; Blue Sky”), Section 4.7 (“Purchaser Due Diligence”), and Section 4.8 (“Accredited Investor”), and agrees that such representations will be deemed considered re-certified on any conversion date.

3.           Limited Effect.  Except as amended hereby, the Note shall remain in full force and effect, and the valid and binding obligation of the parties thereto.  Upon the effectiveness of this Second Amendment, each reference in the Note to “Note,” “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Note as amended and modified by the First Amendment and hereby.  Effective upon the Effective Date, the Note shall automatically represent and evidence the Note as amended to date, and it shall not be necessary for the Company to provide the Holder a replacement or amended Note evidencing the provisions hereof.

4.           Effective Time.  This Second Amendment shall be deemed effective from and after due execution and delivery by each party hereto effective as of the Effective Date.

5.           Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of California (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies of and under this Second Amendment.

6.           Further Assurances.  The parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Second Amendment and the transactions contemplated herein.

7.           Counterparts.  This Second Amendment may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Second Amendment or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Second Amendment signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Second Amendment shall be effective as an original for all purposes.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto, have caused this Second Amendment to Secured Promissory Note to be duly executed and delivered as of the date first written above.

PEDEVCO CORP.

By:         /s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

HOLDER:

________________________________

By:

Name:

Title:

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Exhibit A

FORM OF SUBORDINATION AGREEMENT

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (“Agreement”) (this “Agreement”) is entered into as of March 7, 2014 among PEDEVCO Corp., a Texas corporation (“PEDEVCO”), BAM Administrative Services LLC, as agent for the investors party to the Note Purchase Agreement referred to below (together with its successors and assigns, the “Senior Creditor”); and each of the parties to this agreement under the heading “Junior Creditor” on the signature pages hereof (collectively, “Junior Creditors” and each, individually, “Junior Creditor”).

RECITALS

Each Junior Creditor is the holder of a promissory note dated the date and in the principal amount as of the date hereof set forth below its signature on the signature pages thereof (each a “Subordinated Note” and, collectively, the “Subordinated Notes”).

PEDEVCO’s obligations to Junior Creditors under the Subordinated Notes are secured by the collateral described in the Subordinated Notes.

The Junior Creditors, each pursuant to those certain Amendment to Secured Promissory Note agreements dated December 16, 2013, previously agreed to subordinate the Subordinated Notes and to enter into a subordination agreement (in such form and with such terms and conditions as requested by the applicable lender) in connection with any indebtedness of PEDEVCO for money borrowed from any bank or other non-affiliated financial institution or investment group provided that such indebtedness totals at least $5 million.

PEDEVCO is party to that certain Senior Financing Agreement dated as of the date hereof, pursuant to which the Investors agreed to extend loans to the Issuer in the principal amount of up to $50,000,000, and such financial accommodations will be secured by all of the assets of PEDEVCO.

As an inducement for Senior Creditor and the Investors to enter into the Senior Financing Agreement and other Transaction Documents and to induce the Investors to extend Loans pursuant to the Senior Financing Agreement, Junior Creditors have agreed to enter into this Subordination and Intercreditor Agreement.

NOW, THEREFORE, in consideration of the mutual promises and benefits hereinafter set forth, to induce the Senior Creditor to make financial accommodations available to PEDEVCO, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.           Definitions.  As used herein, the following terms shall have the meanings set forth below:

“Bankruptcy Code” is defined in Section 7(c).

“Collateral” means all present and future property and assets of PEDEVCO wherever located and however described, together, in each case, with all proceeds thereof, all as more particularly described in the Senior Creditor Agreements.

“Distribution” means, with respect to any indebtedness, obligation or security (a) any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security, or (c) the granting of any lien to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property or interests in property.

“Enforcement Action” means (a) the taking of any action to enforce or realize upon any lien in the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other disposition pursuant to Article 8 or Article 9 of the Uniform Commercial Code of any jurisdiction or other applicable law, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a lien in the Collateral under any documents, instruments, writings or agreements, applicable law, in a Proceeding or otherwise, including the election to retain any Collateral in satisfaction of a lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, at a private or public sale, other disposition or any other means permissible under applicable law at any time that an event of default shall have occurred which is continuing, (e) the direct debiting of any deposit accounts held by PEDEVCO, and (f) the exercise of any other right of liquidation against any Collateral (including the exercise of any right of recoupment or set-off or any rights against Collateral obtained pursuant to or by foreclosure of a judgment lien obtained against PEDEVCO) whether under any documents, instruments, writings or agreements, applicable law, in a Proceeding or otherwise.

“Event of Default” means an “Event of Default” as such term is defined in the Senior Creditor Agreements.

“Fully Paid and Satisfied” and “Full Payment and Satisfaction” shall mean that (a) the Senior Indebtedness has been paid in full and in cash and (b) any agreement or commitment of the Senior Creditor to extend any financial accommodations to PEDEVCO has been terminated.

“Net Proceeds” means, with respect to the issuance by PEDEVCO of shares of common or preferred stock, (a) the cash proceeds received in respect of such issuance, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such issuance and (ii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such issuance occurred or the next succeeding year and that are directly attributable to such issuance (as determined reasonably and in good faith by a financial officer of PEDEVCO).

“Person” means any individual, sole proprietorship, joint venture, partnership, corporation, limited liability company, association, joint-stock company, unincorporated organization, cooperative, trust, estate, governmental entity or any other entity of any kind or nature whatsoever.

“Plan” is defined in Section 7(b).

“Proceeding” is defined in Section 7(c).

“Purchase Option Notice” is defined in Section 6(a).

“Purchaser” is defined in Section 6(c).

“Senior Creditor Agreements” shall mean the Senior Financing Agreement, the Notes (as defined in the Senior Financing Agreement), the Senior Security Agreement, the Senior Guaranty and all other documents, instruments or agreements entered into in connection therewith by and among PEDEVCO and/or any guarantor of the Obligations of PEDEVCO and Senior Creditor, as all of the foregoing now exist or as hereafter may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Default” means the occurrence of an Event of Default under any Senior Creditor Agreement.

“Senior Financing Agreement” shall mean that certain Note Purchase Agreement, dated as of March 7, 2014 (as the same may be amended, modified, restated or supplemented from time to time) by and between PEDVCO, the investors party thereto (collectively, the “Investors” and each, individually, an “Investor”) and Senior Creditor, as agent for the Investors.

“Senior Guaranty” shall mean that certain Guaranty dated as of March 7, 2014 executed and delivered by the parties thereto as guarantors in favor of Senior Creditor, as the same may be amended, modified, restated or supplemented from time to time.

“Senior Indebtedness” is used herein in its most comprehensive sense and means any and all Obligations (as such term is defined in the Senior Financing Agreement) of PEDEVCO to Senior Creditor and any and all Guarantied Obligations (as such term is defined in the Senior Guaranty) due to Senior Creditor pursuant to the Senior Creditor Agreements.

“Subordinated Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of PEDEVCO to any Junior Creditor (including, without limitation, principal, interest, fees, costs, expenses and other amounts due from time to time by PEDEVCO to such Junior Creditor), whether incurred or created prior to, on or after the date of this Agreement, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined at any time entered into by PEDEVCO with such Junior Creditor, and whether PEDEVCO may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

2.           Subordination.  The payment of all of the Subordinated Indebtedness is hereby expressly subordinated and deferred to the extent and in the manner hereinafter set forth, until Full Payment and Satisfaction of the Senior Indebtedness; and each Junior Creditor hereby agrees that (regardless of any priority otherwise available to such Junior Creditor by law or by agreement) any lien which such Junior Creditor may now hold or may at any time hereafter acquire in any or all of the Collateral is, shall be and shall remain fully subordinate for all purposes to any lien that Senior Creditor may now or hereafter hold in the Collateral.  The Subordinated Indebtedness and any lien securing the Subordinated Indebtedness shall continue to be subordinated to the Senior Indebtedness even if the Senior Indebtedness is deemed unsecured, under-secured, subordinated, avoided or disallowed under the Bankruptcy Code or other applicable law.

3.           Distributions.

(a)           No Junior Creditor shall demand, receive or accept any payment (whether of principal, interest or otherwise) or Distribution in respect of the Subordinated Indebtedness of such Junior Creditor or exercise any right of or permit any setoff in respect of such Subordinated Indebtedness until all of the Senior Indebtedness has been Fully Paid and Satisfied, provided, however, that PEDEVCO may make, and the Junior Creditors may receive or accept, payments or Distributions in respect of such Subordinated Indebtedness with the Net Proceeds of the issuance by PEDEVCO of shares of common or preferred stock (i) in calendar year 2014 if the Net Proceeds actually received by PEDEVCO in such calendar year exceeds $35,000,000, (ii) in calendar year 2015 if the Net Proceeds actually received by PEDEVCO in such calendar year exceeds $50,000,000 and (iii) in calendar year 2016 if the Net Proceeds actually received by PEDEVCO in such calendar year exceeds $50,000,000.

(b)           Should a Junior Creditor receive any amounts, property, or value on account of the Subordinated Indebtedness of such Junior Creditor not permitted to be paid or delivered to or received by such Junior Creditor pursuant to this Agreement, such Junior Creditor will receive such amounts, property, or value as trustee for Senior Creditor, and pay or deliver to Senior Creditor, immediately upon receipt thereof, any and only such amounts, property, or value which such Junior Creditor may receive on account of the Subordinated Indebtedness prior to Full Payment and Satisfaction of the Senior Indebtedness.

4.           No Action.

(a)           No Junior Creditor will, at any time prior to the Full Payment and Satisfaction of the Senior Indebtedness (i) commence any action or proceeding against PEDEVCO to recover all or any part of the Subordinated Indebtedness of such Junior Creditor, (ii) commence any action or proceeding with respect to the Collateral, (iii) join with any creditor in bringing any proceeding against PEDEVCO under any bankruptcy, reorganization, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government, (iv) take possession of, sell or dispose of, or otherwise deal with, the Collateral, (v) take any Enforcement Action or (vi) exercise or enforce any other right or remedy which may be available to such Junior Creditor against PEDEVCO or with respect to the Collateral.  Notwithstanding the foregoing, a Junior Creditor may:

(1)           file a claim or statement of interest with respect to the Subordinated Indebtedness of such Junior Creditor, provided that a Proceeding has been commenced by or against PEDEVCO;

(2)           take any action (not adverse to the priority status of the liens securing the Senior Indebtedness, or the rights of the Senior Creditor to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its lien on any of the Collateral;

(3)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims for any of such Subordinated Indebtedness, including any claims secured by the Collateral, if any, in each case so long as such filing is in accordance with the terms of this Agreement;

(4)           take any action to the extent necessary to prevent the running of any applicable statute of limitation or similar restriction on claims, or to assert a compulsory cross-claim or counterclaim against PEDEVCO;

(5)           take any action to seek and obtain specific performance or injunctive relief to compel PEDEVCO to comply with (or not violate or breach) an obligation under the Subordinated Note held by such Junior Creditor, so long as it is not accompanied by a claim for monetary damages; and

(6)           accelerate such Subordinated Indebtedness following the occurrence of an event of default under such Subordinated Note.

(b)           Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing and PEDEVCO or Senior Creditor intends to sell or otherwise dispose of any Collateral, each Junior Creditor shall, upon Senior Creditor’s request, execute and deliver such instruments as may reasonably be necessary to terminate and release any lien such Junior Creditor has in the Collateral to be sold or otherwise disposed of, with the proceeds of any such sale to be applied as provided in Section 7(a).  If a Junior Creditor fails to execute and deliver such instruments as may be reasonably necessary to terminate and release any lien such Junior Creditor has in the Collateral to be sold or otherwise disposed of, such Junior Creditor shall be deemed to have released any lien it may have in such Collateral and to have authorized Senior Creditor or its agents to file partial releases with respect to such Collateral.

(c)           Notwithstanding any other provision of this Agreement, each Junior Creditor shall have the right to bid for or purchase the Collateral in any public or, to the extent permitted by applicable law, private sale or judicial foreclosure initiated by Senior Creditor or in any sale of the Collateral in a Proceeding (whether pursuant to Section 363 of the Bankruptcy Code or otherwise) or under other applicable law; provided, however, that a bid by a Junior Creditor may not include a “credit bid” in respect of any Subordinated Indebtedness unless such bid also includes payment of cash proceeds to Senior Creditor in an amount sufficient to Fully Pay and Satisfy the Senior Indebtedness in its entirety.

5.           Representations, Warranties and Covenants.

(a)           Each Junior Creditor and PEDEVCO represent and warrant to, and covenant with, Senior Creditor that:

(i)           As of the date hereof, the principal amount of the Subordinated Indebtedness due to such Junior Credit is set forth on the signature page to this agreement signed by such Junior Creditor and no more, without counterclaim, defense or offset.

(ii)           The Subordinated Note held by such Junior Creditor constitutes the sole instrument and agreement evidencing or governing such Subordinated Indebtedness; true and correct copies of such Subordinated Note have been provided to Senior Creditor.

(iii)            Prior to the Full Payment and Satisfaction of the Senior Indebtedness, neither PEDEVCO nor such Junior Creditor shall enter into any amendment to or modification of the Subordinated Note held by such Junior Creditor which relates to or affects the principal amount, interest rate, payment terms, events of default or any other material covenant or agreement of PEDEVCO thereunder or in respect thereof, without the prior written consent of Senior Creditor, except to (i) extend the maturity date of such Subordinated Note and (ii) provide for the conversion of all or a portion of the amounts due thereunder into common stock of PEDEVCO.

(iv)           As of the date hereof, no default or event of default exists or has occurred under such Subordinated Note.

(v)           Such Junior Creditor has taken all necessary action to execute and deliver this Agreement and, with respect to each Junior Credit that is not a natural person, is authorized to execute and deliver this Agreement.

(vi)           This Agreement constitutes the legal, valid and binding obligation of such Junior Creditor, enforceable in accordance with its terms, subject to applicable federal and state bankruptcy and insolvency laws affecting generally the rights of creditors.

(vii)           The execution, delivery and performance of this Agreement does not contravene any law or any agreement to which such Junior Creditor is a party or by which any of its properties is bound.

(viii)           Such Junior Creditor will not contest, protest or object to, or take any action that would restrain, hinder, limit, delay, or otherwise interfere with, any Enforcement Action by Senior Creditor, or take any other action that is otherwise prohibited under this Agreement.

(ix)           Such Junior Creditor is the holder of such Subordinated Indebtedness and has not transferred, whether absolutely or for purposes of security, all or any portion of such Subordinated Indebtedness to any Person.

(x)           Such Junior Creditor will not assign, transfer or pledge to any other Person any of such Subordinated Indebtedness unless such Person agrees in writing to become bound by the terms of this Agreement.  Such Junior Creditor will provide written notice to Senior Creditor in the event any of such Subordinated Indebtedness is assigned, transferred or pledged to any Person.

(b)           Each Junior Creditor hereby agrees that, notwithstanding the provisions of the Subordinated Note held by such Junior Creditor to the contrary:

(i)           Such Junior Creditor consents to PEDEVCO’s grant to Senior Creditor of a security interest in the Collateral and agrees that such security interest shall be permitted and shall not result in a breach of or an event of default under such Subordinated Note.

(ii)           Such Junior Creditor consents to the filing by Senior Creditor of all Uniform Commercial Code and similar financing statements and all mortgages, deeds of trust or similar agreements, each in form and substance satisfactory to Senior Creditor, at the appropriate offices to create and maintain a valid and perfected first priority security interest in the Collateral and to all other actions deemed necessary by Senior Creditor to create and maintain a valid and perfected first priority security interest in the Collateral.

(c)           Senior Creditor represents and warrants to each Junior Creditor that (i) the Senior Creditor is the holder of the Senior Indebtedness and liens which secure or will secure the Senior Indebtedness, (ii) it has full right, power and authority to enter into this Agreement and (iii) this Agreement constitutes the legal, valid and binding obligation of Senior Creditor, enforceable in accordance with its terms, subject to applicable federal and state bankruptcy and insolvency laws affecting generally the rights of creditors.

6.           Junior Creditor Purchase Option.

(a)           In the event that (i) the Senior Indebtedness is accelerated, (ii) Senior Creditor commences an Enforcement Action following the occurrence of a Senior Default or (iii) a Proceeding has been commenced by or against PEDEVCO, then Junior Creditors (or any one or more Junior Creditors) may elect to purchase all, but not less than all, of the Senior Indebtedness by delivering to Senior Creditor a notice (a “Purchase Option Notice”) which states that (A) it is a Purchase Option Notice delivered pursuant to this Section 6, (B) such Junior Creditors are irrevocably electing to purchase, in accordance with this Section 6, all but not less than all of the Senior Indebtedness, and (C) designates a date on which the purchase will occur.

(b)           Senior Creditor may (but shall be under no obligation to Junior Creditors), at PEDEVCO’s expense, continue to exercise its rights and remedies under the Senior Creditor Agreements following receipt of a Purchase Option Notice until such time as the purchase price for the Senior Indebtedness has been received by Senior Creditor.

(c)           On the date specified in the Purchase Option Notice (which shall not be less than five (5) days, nor more than ten (10) days, after Senior Creditor’s receipt of the Purchase Option Notice), Senior Creditor shall sell to Junior Creditors and/or their assignees (the “Purchaser”) all, but not less than all, of the Senior Indebtedness; provided, however, Senior Creditor shall not be obligated to honor the purchase option granted herein if the Purchase Option Notice is received by Senior Creditor more than sixty (60) days after the earliest to occur of the events described in clauses (i), (ii) or (iii) of Section 6(a).  The Purchase Option Notice shall constitute an irrevocable binding and legally enforceable commitment on the part of Junior Creditors to purchase the Senior Indebtedness as provided in this Section 6.

(d)           On the date of such purchase and sale:

(i)           the Purchaser shall

(1)           pay to Senior Creditor in immediately available funds as the purchase price therefor, the aggregate outstanding principal amount of all Senior Indebtedness on such date, plus interest and fees due and payable to Senior Creditor under the Senior Creditor Agreements to but excluding such date, plus all reasonable costs, expenses (including reasonable legal fees and disbursements), prepayment premium (if any), collateral protection expenses, other reimbursement or indemnity obligations incurred under the Senior Creditor Agreements and all other amounts due and owing under the Senior Creditor Agreements,

(2)           indemnify Senior Creditor in respect of any checks or other payments received by Senior Creditor that are credited to PEDEVCO’s loan balance or the Guarantied Obligations but which are subsequently dishonored or returned for insufficient funds,

(3)           at Senior Creditor’s discretion provide cash collateral to Senior Creditor in an amount determined by Senior Creditor in its reasonable discretion, which cash shall be deposited to an interest bearing account maintained by Senior Creditor (any interest income with respect to which shall be paid to the Purchaser) and which amount may be applied against any checks or other payments received by Senior Creditor which are credited to PEDEVCO’s loan balance or the Guarantied Obligations but which are subsequently dishonored or returned for insufficient funds, provided that any such cash collateral shall be returned to Purchaser on the date that occurs 45 days after the date of such purchase and sale, and

(4)           will execute and deliver to Senior Creditor a waiver of all claims arising out of this Agreement and the transactions contemplated by this Section 6, other than any claims arising out of the failure of the Senior Creditor to comply with, or a breach of the representations and warranties set forth in, paragraph (ii) of this Section 6(d).

(ii)           Senior Creditor shall assign and transfer to Purchaser, without recourse, warranty or representation of any kind or nature whatsoever (other than the representation and warranty that (1) Senior Creditor has the right to assign and transfer the Senior Indebtedness and (2) such assignment and transfer is made free and clear of any and all liens created by or through Senior Creditor) all of the rights, duties and obligations of Senior Creditor under the Senior Creditor Agreements; provided, however, Senior Creditor shall retain all rights to indemnification provided in the Senior Creditor Agreements for all claims and other amounts relating to periods prior to the purchase of the Senior Indebtedness pursuant to this Section 6.

(e)           PEDEVCO acknowledges and agrees that upon any such assignment and transfer, Senior Creditor shall be released from its duties and obligations under the Senior Creditor Agreements.

7.           Waiver and Consent; Bankruptcy.

(a)           Except to the extent set forth in Section 6, Senior Creditor shall have no obligation to Junior Creditors with respect to the Collateral or the Senior Indebtedness. Senior Creditor may (i) commence and pursue any Enforcement Action, (ii) exercise collection rights, (iii) take possession of, sell or dispose of, and otherwise deal with, all or any portion of the Collateral, (iv) in Senior Creditor’s name or in PEDEVCO’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the Senior Indebtedness (including collateral obligations) of any account PEDEVCO or other obligor of PEDEVCO; (v) prosecute, settle and receive proceeds on any insurance claims relating to the Collateral, and (vi) exercise and enforce any right or remedy available to Senior Creditor with respect to PEDEVCO and/or the Collateral, whether available before or after the occurrence of any default under the Senior Creditor Agreements, in each such case without consent of Junior Creditors and without notice to Junior Creditors except any notice as specifically required by law. To the extent it is legally permitted to do so, Senior Creditor shall apply the proceeds of the Collateral against the Senior Indebtedness in any order of application it deems appropriate, and to the extent there is any excess remaining after such application, then to Junior Creditors for payment of the Subordinated Indebtedness, or to any other party legally entitled to such proceeds.  Each Junior Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.

(b)           In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of PEDEVCO, dissolution, liquidation or any other marshalling of the assets or liabilities of PEDEVCO, each Junior Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of PEDEVCO in respect of the Subordinated Indebtedness and will hold in trust for Senior Creditor and promptly pay over to Senior Creditor in the form received (except for the endorsement of such Junior Creditor where necessary) for application to the then-existing Senior Indebtedness, any and all moneys, dividends or other assets received in any such proceedings on account of the Subordinated Indebtedness, unless and until the Senior Indebtedness has been Fully Paid and Satisfied.  If a Junior Creditor shall fail to file any claim, proof of claim or other instrument within ten (10) business days of the deadline for filing, Senior Creditor, as attorney-in-fact for such Junior Creditor, may (but shall have no obligation to) take such action on such Junior Creditor’s behalf, at PEDEVCO’s expense.  Each Junior Creditor hereby irrevocably appoints Senior Creditor, or any of its officers or employees, as the attorney-in-fact for such Junior Creditor (which appointment is coupled with an interest) with the power but not the duty to execute, verify, deliver and file any claim, proof of claim or other instrument of similar character to the extent permitted by this Section 7(b) and each Junior Creditor will, at PEDEVCO’s expense, execute and deliver to Senior Creditor such other and further powers-of-attorney or instruments as Senior Creditor may reasonably request in order to accomplish the foregoing.  At all times, each Junior Creditor shall retain the right to vote claims comprising Subordinated Indebtedness held by such Junior Creditor and to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension, provided, however, no Junior Creditor shall vote to accept a plan of reorganization or liquidation (“Plan”) in any Proceeding, unless such Plan (i) pays Senior Creditor, in cash on the effective date of the Plan, the full amount of the Senior Indebtedness, or (ii) is acceptable to Senior Creditor in its sole and absolute discretion.

(c)           If PEDEVCO’s estate becomes the subject of a proceeding (“Proceeding”) under Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended, (the “Bankruptcy Code”), and if Senior Creditor desires to permit the use of cash collateral or to provide post-petition financing to PEDEVCO, no Junior Creditor shall object to the same or assert that its interests are not being adequately protected and each Junior Creditor agrees that adequate notice to such Junior Creditor shall have been provided if such Junior Creditor receives written notice in accordance with the Bankruptcy Code.  Each Junior Creditor waives any claim it may now or hereafter have arising out of Senior Creditor’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or a lien under Section 364 of the Bankruptcy Code by PEDEVCO, as debtor-in-possession.  To the extent that Senior Creditor receives payment on account of the Senior Indebtedness (whether from proceeds of Collateral or otherwise) which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment received, the Senior Indebtedness, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payment had not been received by Senior Creditor.

8.           Restrictive Legend; Transfer of Subordinated Indebtedness.  Each Junior Creditor shall cause the Subordinated Note held by such Junior Creditor to be conspicuously marked as follows:

“This instrument is subject to the terms of a Subordination and Intercreditor Agreement (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”) dated as of March 7, 2014 among PEDEVCO Corp., a Texas corporation, BAM Administrative Services LLC, and each of the junior creditors party thereto, which Intercreditor Agreement is incorporated herein by reference.”

9.           Continuing Effect.  This Agreement shall constitute a continuing agreement of subordination.  Senior Creditor may, without notice to or consent by Junior Creditors, modify any term of Senior Indebtedness in reliance upon this Agreement.  Without limiting the generality of the foregoing, Senior Creditor may, at any time and from time to time until the Full Payment and Satisfaction of the Senior Indebtedness, without the consent of or notice to Junior Creditors and without incurring responsibility to Junior Creditors or impairing or releasing any of Senior Creditor’s rights or any of Junior Creditors’ obligations hereunder:

(a)           change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Indebtedness or any instrument evidencing the same in any manner;

(b)           sell, exchange, release or otherwise deal with any property at any time securing payment of Senior Indebtedness or any part thereof;

(c)           release anyone liable in any manner for the payment or collection of Senior Indebtedness or any part thereof;

(d)           exercise or refrain from exercising any right against PEDEVCO or any other Person (including Junior Creditors); and

(e)           apply any sums received by Senior Creditor, by whomsoever paid and however realized, to Senior Indebtedness in such manner as Senior Creditor shall deem appropriate.

10.           Miscellaneous Provisions.

(a)           PEDEVCO shall render to Senior Creditor upon demand, from time to time, statements of the Subordinated Indebtedness and shall give Senior Creditor access to its books for the purpose of examining the state of the accounts of Junior Creditors with PEDEVCO.

(b)           Except as set forth in this Agreement, each Junior Creditor waives any and all notice of the acceptance of this Agreement or of the creation, renewal, extension or accrual, present or future, of any of the Senior Indebtedness, or of the reliance of Senior Creditor on this Agreement.  Each Junior Creditor hereby waives all presentment for payment, protest and notice of non-payment and protest of negotiable instruments to which such Junior Creditor may be a party.  Each Junior Creditor consents that, without notice to or further assent by such Junior Creditor, the liability of PEDEVCO or of any other party for or upon the Senior Indebtedness may from time to time, in whole or in part, be renewed, extended, modified, prematured, compounded, or released by Senior Creditor, as it may deem advisable, that any of the collateral subject to Senior Creditor’s security interest may, from time to time, in whole or in part, be exchanged, sold, impaired, released, declined or surrendered by Senior Creditor, as it may deem advisable, and that any deposit, balance or balances to the credit of PEDEVCO may, from time to time, in whole or in part, be surrendered or released by Senior Creditor to PEDEVCO, as Senior Creditor may deem advisable, all without impairing or in any way affecting the subordination contained in this Agreement.

(c)           This Agreement shall be binding upon Senior Creditor, each Junior Creditor, PEDEVCO and their respective successors, endorsees, transferees and assigns, and shall inure to the benefit of, and be enforceable by, Senior Creditor and each Junior Creditor and their respective successors, endorsees, transferees and assigns.

(d)           An Event of Default shall have occurred under the Senior Creditor Agreements in the event of a breach by either PEDEVCO or any Junior Creditor in the performance of any of the terms of this Agreement, or if any representation or warranty of PEDEVCO or any Junior Creditor hereunder shall prove to be materially false.  No failure or delay on the part of Senior Creditor in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of such right, power or remedy preclude any other right, power or remedy hereunder.  No amendment, modification, termination or waiver of any provision of this Agreement nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing making explicit reference to this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.  No notice or demand in any case shall entitle the recipient to any other or further notice or demand in similar or other circumstances.

(e)           All notices, requests and other communications pursuant to this Agreement shall be in writing and delivered by hand, overnight delivery service or telecopier (at the telecopier number set forth below) addressed to Senior Creditor or a Junior Creditor (as the case may be) at its address set forth on the signature page hereof, or at such other address as any may give notice to the others as herein provided.  Any notice, request or communication hereunder shall be deemed to have been given (i) in the case of delivery by overnight delivery service, one (1) day after its deposit with a reputable overnight delivery service, postage prepaid, (ii) in the case of delivery by hand, when delivered, or (iii) in the case of delivery by telecopier, when transmitted and receipt confirmed by the sender obtaining a printed confirmation that the entire document has been properly transmitted to recipient, provided such transmission is followed by delivery of such notice, request or communication pursuant to clause (i) or (ii) above; provided, however, that notice of a change of address, telephone number or telecopier number shall be deemed to have been given only when actually received by the party to which it is addressed.

(f)           If any of the provisions of this Agreement shall contravene or be held invalid under the laws of any jurisdiction, this Agreement shall be construed as if not containing such provisions and the rights, remedies, warranties, representations, covenants and provisions hereof shall be construed and enforced accordingly in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction, or any other provision in this Agreement in any jurisdiction.

(g)           Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

(h)           In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of this Agreement may require.

(i)           This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this document by facsimile shall be effective as delivery of a manually executed counterpart of this document.

11.           Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement is to be executed and delivered within the State of New York, is to be performed within the State of New York, and the parties elect that the laws of New York shall govern the construction of this Agreement and the rights, remedies, warranties, representations, covenants, and provisions hereof, without giving effect to the conflict of laws rules of the State of New York.

(b)           Any legal action or proceeding with respect to this Agreement or any other document, instrument, writing or agreement related hereto, may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case, located in New York County, and, by execution and delivery of this Agreement, each party hereby each irrevocably accept for itself in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Each party hereto further irrevocably consent to the service of process out of any of the aforementioned courts and in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to them at their address set forth herein, such service to become effective upon receipt thereof.  Nothing contained herein shall affect the right of any party hereto to service of process in any other manner permitted by law or to commence any legal proceedings or otherwise proceed against any other party hereto in any jurisdiction.

(c)           Each party hereto hereby waives any rights it may have to transfer or change the venue of any litigation brought against it by any other party hereto which is in any way related to this Agreement or any other document, instrument, writing or agreement related hereto.

(d)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG SENIOR CREDITOR, PEDEVCO, AND/OR JUNIOR CREDITOR, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER SENIOR CREDITOR AGREEMENTS OR THE TRANSACTIONS RELATED THERETO.

(e)           The provisions of this Section 11 shall survive the termination of this Agreement.

[Signature pages follow]

Exhibit B

PEDEVCO CORP.
FORM OF
IRREVOCABLE DEBT CONVERSION NOTICE

THIS DEBT CONVERSION NOTICE ("Notice"), dated as of ______________ __, 20__ (“Notice Date”), is issued by _________________ (the "Holder"), to PEDEVCO Corp., a Texas corporation (the "Company").

Holder hereby elects to convert $______________ of the amounts due and outstanding (but not less than 25% of the principal amount as of January 9, 2014), under that certain Secured Promissory Note, as amended on December 16, 2013 and March __, 2014 (the “Promissory Note”), issued pursuant to the Note and Warrant Purchase Agreement, dated March 22, 2013 (the “Note Purchase Agreement”), pursuant to its Optional Conversion rights (as described in Section 2.9 of the Promissory Note, as amended), into Common Stock of the Company at the Conversion Price as described in Section 2.9 of the Promissory Note, as amended.  Unless otherwise indicated, the amounts to be converted shall be converted in the following order:  (i) accrued and unpaid interest; (ii) Additional PIK (as defined in the Promissory Note, as amended); and (iii) outstanding principal.

Holder covenants to the Company that: (i) it has full legal power to execute and deliver this Notice; (ii) all acts required to be taken by Holder to carry out the transactions contemplated hereby have been properly taken; (iii) this Notice constitutes a legal, valid, binding and irrevocable obligation of Holder enforceable in accordance with its terms; (iv) Holder has been given an opportunity to ask questions and receive answers from the officers and directors of the Company and to obtain additional information from the Company; (v) Holder is an “accredited investor” within the meaning of  Rule 501 of Regulation D of the Securities Act, as presently in effect, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company's securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company; (vi) the shares of Common Stock issuable pursuant to this Notice when added together with all shares beneficially owned by Holder (pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) will not constitute more than 4.99% of the Company’s outstanding shares; (vii) Holder will cause to be delivered the applicable Promissory Note, duly endorsed, at the office of the Company within ten (10) days of the date hereof; and (viii) Holder will promptly supply the Company’s legal counsel a form of Seller’s Representation Letter approved by such legal counsel with representations sufficient to provide for the shares of Common Stock to be issued free of restrictive legend pursuant to Rule 144 and such other documentation as the Company’s legal counsel may reasonably request.

Holder has executed and delivered this Notice to the Company as of the date first above written.

HOLDER:

By:  _________________________
Name:
Title:

COMPANY ACKNOWLEDGEMENT OF RECEIPT:
PEDEVCO CORP.
By:
Name:
Title:
Date:

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